UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2008
IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26601 W. Agoura Road, Calabasas, California		91302

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01	Financial Statements and Exhibits	2

Exhibit 10.1

i

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e)
     2008 Equity Incentive Plan
     On May 28, 2008, at the 2008 Annual Meeting of the Shareholders (the “2008 Annual Meeting”) of Ixia (the “Company”), the shareholders of the Company approved the Ixia 2008 Equity Incentive Plan, together with Amendment No. 1 thereto (as amended, the “2008 Plan”). The Company’s Board of Directors had approved the 2008 Plan in April 2008, subject to shareholder approval.
     Under the 2008 Plan, the Company is authorized to grant nonstatutory stock options, restricted stock units, restricted stock awards and share appreciation rights to employees of and consultants to the Company and its affiliates. The Company is also authorized to grant incentive stock options to employees of the Company and its affiliates. Awards granted under the 2008 Plan may also qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.
     A total of 10,000,000 shares of the Company’s Common Stock has been reserved for issuance under the 2008 Plan. No more than 2,000,000 of those shares may be issued pursuant to restricted stock units or restricted stock awards, and no more than 1,000,000 shares, as represented by stock options, restricted stock, restricted stock units and/or share appreciation rights, may be awarded to any single recipient during any calendar year.
     Of the 10,000,000 shares authorized for issuance under the 2008 Plan, 4,000,000 are available solely for the grant of nonstatutory stock options under the Company’s proposed stock option exchange program approved by the shareholders of the Company at the 2008 Annual Meeting (the “Stock Option Exchange Program”). Under the Stock Option Exchange Program, eligible employees would be able to choose to surrender existing stock options granted under the Company’s Amended and Restated 1997 Equity Incentive Plan having a per share exercise price that exceeds a specified minimum price and to receive, in return, a new grant of options under the 2008 Plan to purchase a lesser number of shares at the current stock price on the grant date of the new options. The Company’s proxy statement relating to the 2008 Annual Meeting, as filed with the Securities and Exchange Commission on April 28, 2008, contains additional information regarding the Stock Option Exchange Program. On the first to occur of May 28, 2009 or 30 days following the grant date of new options under the Stock Option Exchange Program, the total number of shares authorized for issuance under the 2008 Plan (i.e., 10,000,000) will be automatically reduced by the extent (if any) to which 4,000,000 exceeds the aggregate number of shares subject to new options granted under the Stock Option Exchange Program and then outstanding.
     The Compensation Committee of the Company’s Board of Directors, which is currently comprised of two directors, will administer the 2008 Plan. Unless sooner terminated by the Board of Directors, the 2008 Plan will expire on the tenth anniversary of its approval by the Company’s shareholders (i.e., on May 28, 2018). The Board may amend or terminate the 2008 Plan from time to time in such respects as the Board may deem advisable, subject to any requirement for shareholder approval imposed by applicable law or stock exchange rules and provided that without approval of the Company’s shareholders, no amendment may (i) materially increase the benefits accruing to participants under the 2008 Plan; (ii) increase the number of shares of the Company’s Common Stock which may be issued under the 2008 Plan, other than in connection with an adjustment upon changes in capitalization; (iii) materially modify the requirements as to eligibility for participation in the 2008 Plan; (iv) materially change the designation of the class of individuals eligible to be granted awards; (v) remove the administration of the 2008 Plan from the Board of Directors or its committee; or (vi) extend the term of the 2008 Plan beyond the maximum ten-year term.
     The foregoing description of the 2008 Plan is qualified in its entirety by reference to the 2008 Plan, including the forms of Stock Option Agreement, Restricted Stock Unit Award Agreement and SAR Award Agreement attached thereto, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
     THIS FORM 8-K IS NOT AN OFFER TO EMPLOYEES OF THE COMPANY NOR A SOLICITATION OF AN OFFER FROM EMPLOYEES OF IXIA TO PARTICIPATE IN THE PROPOSED STOCK OPTION EXCHANGE PROGRAM. WHEN ADDITIONAL MATERIALS REGARDING THE STOCK OPTION EXCHANGE PROGRAM BECOME AVAILABLE, EMPLOYEES ELIGIBLE TO PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM SHOULD READ THEM CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE STOCK OPTION EXCHANGE PROGRAM. THESE MATERIALS WILL INCLUDE A TENDER OFFER STATEMENT AND WILL BE AVAILABLE FREE OF CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT WWW.SEC.GOV, ON THE COMPANY’S WEBSITE AT WWW.IXIACOM.COM AND BY CONTACTING THE COMPANY’S CORPORATE SECRETARY AT 26601 WEST AGOURA ROAD, CALABASAS, CALIFORNIA 91302, TELEPHONE (818) 444-3131.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          The following Exhibit 10.1 is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Ixia 2008 Equity Incentive Plan, including Amendment No. 1 thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: June 3, 2008	By:	Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Ixia 2008 Equity Incentive Plan, including Amendment No. 1 thereto